Exhibit 10.11

WELSH CENTER NORTH

1250 Grove Avenue

Barrington, Illinois 60010

THIS LEASE is made this 9th day of July, 2010, between The Welsh Office Center LLC, (“Landlord”), and UBiQUiTi Networks as (“Tenant”), for space in the building known as or located at 1250 South Grove Avenue, Barrington, Illinois (such building, together with the land upon which it is situated, being herein referred to as the “Building”). The following schedule (the “Schedule”) sets forth certain basic terms of this Lease:

1.	Premises:		Suite 100

2.	Annual Base Rent: $16.50 SF	Year 1	09/01/10 - 09/30/10	(free month)

		Year 1	10/1/10 - 08/31/11	$89,314.56

		Year 2	09/01/11 - 08/31/12	$93,780.24

		Year 3	09/01/12 - 08/31/13	$98,469.24

		Year 4	09/01/13 - 09/30/13	$ 8,205.77

3.	Monthly Base Rent: 2% annual increases	Year 1	$ 7442.88

		Year 2	$ 7815.02

		Year 3	$ 8205.77

		Year 4	$ 8205.77

4.	Tenant’s Proportionate Share:		5.86%

5.	Gross Rentable Square Feet		5413

6.	Base Expenses or Base Expense Year:		N/A

7.	Base Taxes or Base Tax Year:		N/A

8.	Security Deposit:		$ 7442.88

9.	Broker:		Grubb & Ellis

10.	Rent Commencement Date		September 1, 2010

10 (a)	Move in date:		September 1, 2010 or sooner, When buildout is complete.

11.	Expiration Date:		September 30, 2013

1. DEMISE AND TERM. Not applicable.

2. RENT.

A. Definitions. For purposes of this Lease, the following terms shall have the following meanings:

(i) “Rent” shall mean Base Rent and any other sums or charges due by Tenant hereunder.

(ii) “Tenant’s Proportionate Share” shall mean the percentage set forth in Item 4 of the Schedule which has been determined by dividing the retable square feet in the Premises by the retable square feet in the building.

B. Payment of Rent. Tenant agrees to pay to Landlord at the office of the Building or at such other place as Landlord designates, the Annual Rent in effect and as adjusted from time to time in equally monthly installments as set forth in the Schedule, in advance on or before the first day of each month of the Term, except that Tenant shall pay the first month’s installment of Annual Rent upon commencement date.

C. Other Rent Matters. The following provisions shall govern the payment of Rent: (I) if this Lease commences or ends on a day other than the first day or last day of a calendar year, respectively, the Rent for the year in which this Lease so begins or ends shall be prorated and the monthly installments shall be adjusted accordingly; (ii) all Rent shall be paid to Landlord without offset or deduction, and the covenant to pay Rent shall be independent of every other covenant in this Lease; and (iii) any sum due from Tenant to Landlord which is not paid within five days shall bear interest from the date due until the date paid at the annual rate of two percentage points above the rate then most recently announced by The First National Bank of Chicago as its corporate base lending rate from time to time in effect, but in no event higher than the maximum rate permitted by law (the “Default Rate”); and, in addition, Tenant shall pay Landlord a late charge for any Rent payment which is paid more than Thirty(30) days after its due date equal to five percent of such payment.

D. Annual Rent Adjustment. See item #2 - page 1.

3. USE. Tenant agrees that it shall occupy and use the Premises only as business offices and for no other purposes. Tenant shall comply with all federal, state, and municipal laws, ordinances and regulations and all covenants, conditions and restrictions of record applicable to Tenant’s use or occupancy for the Premises. Without limiting the foregoing, Tenant shall not cause, nor permit, any hazardous or toxic substances to be brought upon, produced, stored, used, discharged or disposed of in, on or about the Premises without the prior written consent of Landlord and then only in compliance with all applicable environmental laws.

4. CONDITION OF PREMISES. Tenant’s taking possession of the Premises shall be conclusive evidence that the Premises were in good order and satisfactory condition when Tenant took possession, except such defects of which Tenant had no knowledge and which Tenant could not detect with reasonable diligence. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building (or to provide Tenant with any credit or allowance for the same), and no representation regarding the condition of the Premises or the Building, have been made by or on behalf of Landlord or relied upon by Tenant, except as stated in the rider attached to this lease or in a separate work letter, if any, executed by Landlord and Tenant.

5. BUILDING SERVICES.

A. Basic Services. Landlord shall furnish the following services: (I) heating and air conditioning to provide a temperature condition required, in Landlord’s judgement, for comfortable occupancy of the Premises under normal business operations, daily from 8:00 a.m. to 6:00 p.m., Saturdays, Sundays and holidays excepted; (ii) water for drinking, and, subject to Landlord’s approval, water at Tenant’s expense for any private rest rooms and office kitchen requested by Tenant; (iii) men’s and women’s rest rooms at locations designated by Landlord, in common with other tenants of the Building; (iv) daily janitor service in the Premises and common areas of the Building, weekends and holidays excepted, including periodic outside window washing of the perimeter window in the Premises; (v) passenger elevator service in common with Landlord and other tenants of the Building, 24 hours a day, 7 days a week; and (vi) snow and ice removal from parking lots and sidewalks.

B. Electricity. Paid for by Landlord.

C. Telephones. Tenant shall arrange for telephone service directly with one or more of the public telephone companies servicing the Building and shall be solely responsible for paying for such telephone service. If Landlord acquires ownership of the telephone cables in the Building at any time, Landlord shall permit Tenant to connect to such cables on such terms and conditions as Landlord may prescribe. In no event does Landlord make any representation or warranty with respect to telephone service in the Building, and Landlord shall have no liability with respect thereto.

D. Additional Services. Landlord shall not be obligated to furnish any services other than those stated above. If Landlord elects to furnish services requested by Tenant in addition to those stated above (including services at times other than those stated above), Tenant shall pay Landlord’s then prevailing charges for such services. If Tenant shall fail to make any such payment, Landlord may, without notice to Tenant and in addition to all other remedies available to Landlord, discontinue any additional services. No discontinuance of any such service shall result in any liability of Landlord to Tenant or be considered as an eviction or a disturbance of Tenant’s use of the Premises. In addition, if Tenant’s concentration of personnel or equipment adversely affects the temperature or humidity in the Premises or the Building, Landlord may install supplementary air conditioning units in the Premises, and Tenant shall pay for the cost or installation and maintenance thereof.

E. Failure or Delay in Furnishing Services. Tenant agrees that Landlord shall not be liable for damages for failure or delay in furnishing any service stated above if such failure or delay is caused, in whole or in part, by any one or more of the events stated in Section 25(j) below, nor shall any such failure or delay be considered to be an eviction or disturbance of Tenant’s use of the Premises, or relieve Tenant from its obligation to pay any Rent when due or from any other obligations or Tenant under this Lease. If the Landlord’s failure or delay in furnishing services not due to the events stated in Section 25(j) below materially and adversely affects the use of the Premises by Tenant, Tenant’s obligation to pay Rent shall abate if such failure or delay is not corrected within seven (7) days. If the material effect \continues for 30 days or longer, Tenant may terminate the Lease upon thirty (30) days notice.

6. RULES AND REGULATIONS. Tenant shall observe and comply, and shall cause its subtenants, assignees, invitees, employees, contractors and agents to observe and comply, with the rules and regulations listed on Exhibit A attached hereto and with such reasonable modifications and additions thereto as Landlord may make from time to time. Landlord shall not be liable for failure of any person to obey such rules and regulations. Landlord shall not be obligated to enforce such rules and regulations against any person, and the failure of Landlord to enforce any such rules and regulations shall not constitute a waiver thereof or relive Tenant from compliance therewith.

7. CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant’s use or possession of the Premises and shall not give rise to any claim for set-off or abatement of rent or any other claim: (a) to change the name or street address of the Building or the suite number of the Premises; (b) to install, affix, and maintain any and all signs on the exterior or interior of the Building; (c) to make repairs, decorations, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, and for such purposes to enter upon the Premises, temporarily close doors, corridors and other areas in the Building and interrupt or temporarily suspend services or use of common areas, and Tenant agrees to pay Landlord for overtime and similar expenses incurred if such work is done other than during ordinary business hours at Tenant’s request; (d) to retain at all times and to use in appropriate instances, keys to all doors within and into the Premises (e) to grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building, provided that this shall not be construed to authorize Landlord to prohibit Tenant from carrying on its current business or any other activity permitted by this Lease; (f) to show or inspect the Premises at reasonable times and, if vacated or abandoned, to prepare the Premises for re-occupancy; (g) to install, use and maintain in and through the Premises pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant’s use of the Premises; and (h) to take any other reasonable action in connection with the operation, maintenance or preservation of the Building.

8. MAINTENANCE AND REPAIRS. Tenant, at its expense, shall maintain and keep the Premises in good order and repair at all times during the Term, subject to ordinary wear and tear. In addition, Tenant shall reimburse Landlord for the cost of any repairs to the Building necessitated by the acts or omissions of Tenant, its subtenants, assignees, invitees, employees, contractors and agents, to the extent Landlord is not reimbursed for such costs under its insurance policies. Subject to the preceding sentence, Landlord at its expense shall perform any maintenance or make any repairs to the Building as Landlord shall desire or deem necessary for the safety, operation or preservation of the Building, or as Landlord may be required or requested to do by the Village of Barrington or by the order or decree of any court or by any other proper authority.

9. ALTERATIONS.

A. Requirements. Tenant shall not make any replacement, alteration, improvement or addition to or removal from the Premises (collectively and “alteration”) without the prior written consent of Landlord. In the event Tenant proposes to make any alteration, Tenant shall, prior to commencing such alteration, submit to Landlord for prior written approval: (I) detailed plans and specifications; (ii) sworn statements, including the names, addresses and copies of contracts for all contractors; (iii) all necessary permits evidencing compliance with all applicable governmental rules, regulations and requirements; (iv) certificates of insurance in form and amounts required by Landlord, naming Landlord and any other parties designated by Landlord as additional insiders; and (v) all other documents and information as Landlord may reasonably request in connection with such alteration. Tenant agrees to pay Landlord’s standard charges for review of all such items and supervision of the alteration. Neither approval of the plans and specifications on or supervision of the alteration by Landlord shall constitute a representation of warranty by Landlord as to the accuracy, adequacy, sufficiency or propriety of such plans and specifications or the quality of workmanship or the compliance of such alteration with applicable law. Tenant shall pay the entire cost of the alteration and, if requested by Landlord, shall deposit with Landlord, prior to the commencement of the alteration, security for the payment and completion of the alteration in form and amount required by Landlord. Each alteration shall be performed in a good and workmanlike manner, in accordance with the plans and specifications approved by Landlord, and shall meet or exceed the standards for construction and quality of materials established by Landlord for the Building. In addition, each alteration shall be performed in compliance with all applicable governmental and insurance company laws, regulations and requirements. Each alteration shall be performed by union contractors if required by Landlord and in harmony with Landlord’s employees, contractors and other tenants. Each alteration, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Premises (excepting only Tenant’s furniture, equipment and trade fixtures) shall become Landlord’s property and shall remain upon the Premises at the expiration or termination of this Lease without compensation to Tenant; provided, however, that Landlord may have the right to require Tenant to remove such alteration at Tenant’s sole cost and expense in accordance with the provisions of Section 15 of this Lease.

B. Liens. Upon completion of any alteration, Tenant shall promptly furnish Landlord with sworn owner’s and contractors’ statements and full and final waivers of lien covering all labor and materials included in such alteration. Tenant shall not permit any mechanic’s lien to be filed against the Building, or any part thereof, arising out of any alteration performed, or alleged to have been performed, by or on behalf of Tenant. If any such lien is filed, Tenant shall within ten days thereafter have such lien released of record or deliver to Landlord a bond in form, amount, and issued by a surety satisfactory to Landlord, indemnifying Landlord against all costs and liabilities resulting from such lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien so released or to deliver such bond to Landlord, Landlord, without investigating the validity of such lien, may pay or discharge the same; and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord’s expenses and attorneys’ fees.

10. INSURANCE. Tenant, at its expense, shall maintain at all times during the Term the following insurance policies; (a) fire insurance, including extended coverage, vandalism, malicious mischief, sprinkler leakage and water damage coverage and demolition and debris removal, insuring the full replacement cost of all improvements, alterations or additions to the Premises made at Tenant’s expense and all other property owned or used by Tenant and located in the Premises; (b) commercial general liability insurance, contractual liability insurance and property damage insurance with respect to the Building and the Premises, with limits not less than $1,000,000 combined single limit for personal injury, sickness or death or for damage to or destruction of property for any one occurrence. All such policies shall be issued by insurers acceptable to Landlord and licensed to do business in the State of Illinois and shall contain a waiver of any rights of subrogation thereunder to the extent such waiver is reasonably obtainable. In addition, the policies shall name Landlord and any other parties in interest designated by Landlord as additional insureds, shall require at least thirty days’ prior written notice if reasonably obtainable to Landlord of termination or modification and shall be primary and not contributory. Tenant shall, at least ten days prior to the Commencement Date, and within ten days prior to the expiration of each such policy, deliver to Landlord certificates evidencing the foregoing insurance or renewal thereof, as the case may be.

11. WAIVER AND INDEMNITY.

A. Waiver. Tenant releases Landlord, Landlord’s beneficiaries and their respective agents and employees from, and waives all claims for, damage or injury to person or property and loss of business sustained by Tenant and resulting from the Premises or any part thereof or any equipment therein becoming in disrepair, or resulting from any accident in or about the Premises, except to the extent caused by or resulting from the negligence or intentionally wrongful act or intentionally wrongful omission of Landlord, Landlord’s agents or Landlord’s employees in the operation in maintenance of the Premises or the Building. This paragraph shall apply particularly, but not exclusively, to flooding, damage caused by Building equipment and apparatus, water, snow, frost, steam, excessive heat or cold, broken glass, sewage, gas, odors, excessive noise or vibration or the bursting or leaking of pipes, plumbing fixtures or sprinkler devises. Without limiting the generality of the foregoing, Tenant may have reasonable rights and claims of recovery against Landlord for any loss or damage to any property of Tenant, which loss or damage is insured against, or required to be insured against, by Tenant pursuant to Section 10 above, wither or not such loss or damage is due to the fault or negligence of Landlord or such beneficiaries, agents or employees, and regardless of the amount of insurance proceeds collected or collectible under any insurance policies in effect.

Landlord releases Tenant, Tenant’s beneficiaries and their respective agents and employees from, and waives all claims for, damage or injury to person or property and loss of business sustained by Landlord and resulting from the premises or any part thereof or any equipment therein becoming in disrepair, or resulting from any accident in or about the Premises, except to the extent caused by or resulting from the negligence or the intentionally wrongful act or intentionally wrongful omission of Tenant, Tenant’s agents or Tenant’s employees in the operation in maintenance of the Premises or the Building. This paragraph shall apply particularly, but not exclusively, to flooding, damage caused by building equipment and apparatus, water, snow, frost, steam, excessive heat or cold, broken glass, sewage, gas, odors, excessive noise or vibration or the bursting or leaking of pipes, plumbing fixtures or sprinkler devices. Without limiting the generality of the foregoing, Landlord waives all claims and rights of recovery against Tenant, Tenant’s beneficiaries and their respective agents and employees for any loss or damage to any property of Landlord, which loss or damage is insured against, or required to be insured against, by Landlord pursuant to Section 10 above, whether or not such loss or damage is due to the fault or negligence of Tenant or such beneficiaries, agents or employees, and regardless of the amount of insurance proceeds collected or collectible under any insurance policies in effect.

B. Indemnity by Tenant. Tenant agrees to indemnify, defend and hold harmless Landlord, Landlord’s beneficiaries and their respective agents and employees, from and against any and all claims, demands, actions, liabilities, damages, costs and expenses (including reasonable attorney’s fees),arising from any activity, work, or thing done permitted or suffered by Tenant in or about the Premises (including, without limitation, any alteration by Tenant) or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed under this Lease or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. Without limiting the foregoing, Tenant shall indemnify, defend and hold Landlord harmless from any claims, liabilities, damages, costs and expenses arising out of the use or storage of hazardous or toxic materials in amounts in violation of applicable law in the Premises by Tenant. If any such proceeding is filed against Landlord or any such indemnified party, Tenant agrees to defend Landlord or such party in such proceeding at Tenant’s sole cost.

C. Indemnity by Landlord. Landlord agrees to indemnify, defend and hold harmless Tenant and Tenant’s agents and employees, officers, directors and shareholders from and against any and all claims, demands, actions, liabilities, damages, costs and expenses (including attorneys’ fees), for injuries to any person or damages to or theft or misappropriation or loss of property occurring in and about the Building and arising from the management and/or operation of the Building by the Landlord or from any activity, work or thing done, permitted or suffered by Landlord in and about the Building (including, without limitation, any alteration by Landlord) or from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed under this Lease or due to any other act or omission of Landlord, its agents, assignees, invitees, employees, contractors and agents. Without limiting the foregoing, Landlord shall indemnify, defend and hold Tenant harmless from any claims, liabilities or damages, costs and expenses arising out of the use or storage of hazardous or toxic materials in the Building by Landlord. If any such proceeding is filed against Tenant or any such indemnified party, Landlord agrees to defend Tenant or such party in such proceedings at Landlord’s sole cost.

12. FIRE AND CASUALTY. If all or a substantial part of the Premises or the Building is rendered untenantable by reason of fire or other casualty, Landlord may, at its option, either restore the Premises and the Building, or terminate this Lease effective as of the date of such fire or other casualty. Landlord agrees to give Tenant written notice within thirty days after the occurrence of any such fire or other casualty designating whether Landlord elects to so restore or terminate this Lease. If Landlord elects to terminate this Lease, Rent shall be paid through and apportioned as of the date of such fire or other casualty. If Landlord elects to restore, Landlord’s obligation to restore the Premises shall be limited to restoring those improvements in the Premises existing as of the date of such fire or other casualty which were made at Landlord’s expense and shall exclude any furniture, equipment, fixtures, additions, alterations or improvements in or to the Premises which were made at Tenant’s expense. If Landlord elects to restore, Rent shall abate for that part of the Premises which is untenantable on a per diem basis from the date of such fire or other casualty until Landlord has completed its repair and restoration work, provided that Tenant does not occupy such part of the Premises during said period.

13. CONDEMNATION. If the Premises or the Building is rendered untenantable by reason of a condemnation (or by a deed given in lieu thereof), then either party may terminate this Lease by giving written notice of termination to the other party within thirty days after such condemnation, in which event this Lease shall terminate effective as of the date of such condemnation. If this Lease so terminates, Rent shall be paid through and apportioned as of the date of such condemnation. If such condemnation does not render the Premises or the Building untenantable, this Lease shall continue in effect and Landlord shall promptly restore the portion not condemned to the extent reasonably possible to the condition existing prior to the condemnation. In such event, however Landlord shall not be required to expend an amount in excess of the proceeds received by Landlord from the condemning authority. Landlord will provide reasonable compensation in the event the condemnation affects tenants space. Tenant shall make no claim against Landlord or the condemning authority for compensation for Termination of Tenant’s leasehold interest under this Lease or interference with Tenant’s business.

14. ASSIGNMENT AND SUBLETTING.

A. Landlord’s Consent. Tenant shall not, without the prior written consent of Landlord: (I) assign, convey, mortgage or otherwise transfer this Lease or any interest hereunder or sublease the Premises, or any part thereof, whether voluntarily or by operation of law; or (ii) permit the use of the Premises by any person other than Tenant and its employees. Any such transfer, sublease or use described in the preceding sentence (a “Transfer”) occurring without the prior written consent of Landlord shall be void and of no effect. Landlord’s consent to any Transfer shall not constitute a waiver of Landlord’s right to withhold its consent to any future transfer. Landlord’s consent to any Transfer or acceptance of rent from any party other than Tenant shall not release Tenant from any covenant or obligation under this Lease. Landlord may require as a condition to its consent to any assignment of this Lease that the assignee execute an instrument in which such assignee assumes the obligations of Tenant hereunder. For the purposes of this paragraph, the transfer (whether direct or indirect) of all or a majority of the capital stock in a corporate Tenant (other than the shares of the capital stock of a corporation Tenant whose stock is publicly traded) or the merger, consolidation or reorganization of such Tenant and the transfer of all or any general partnership interest in any partnership Tenant shall be considered a Transfer.

B. Standards for Consent. If Tenant desires the consent of Landlord to a Transfer, Tenant shall submit to Landlord, at least sixty days prior to the proposed effective date of the Transfer, a written notice which includes such information as Landlord may require about the proposed Transfer and the transferee. If Landlord does not terminate this Lease, in whole or in part, pursuant to Section 14 (c), Landlord shall not unreasonably withhold its consent to any assignment or sublease. Landlord shall not be deemed to have unreasonably withheld its consent if, in the judgement of Landlord: (I) the transferee is of a character or engaged in a business which is not in keeping with the standards or criteria used by Landlord in leasing the Building; (ii) the financial condition of the transferee is such that it may not be able to perform its obligations in connection with this Lease; (iii) the purpose for which the transferee intends to use the Premises or portion thereof is in violation of the terms of this Lease or the lease of any other tenant in the Building; (iv) the transferee is a tenant of the Building; or (v) any other reasonable bases which Landlord deems appropriate. If Landlord wrongfully withholds its consent to any transfer, Tenants sole and exclusive remedy therefore shall be to seek specific performance of Landlord’s obligation to consent such transfer.

C. Recapture. Landlord shall have the right to terminate this Lease as to that portion of the Premises covered by a Transfer. Landlord may exercise such right to terminate by giving notice to Tenant at any time within thirty days after the date on which Tenant has furnished to Landlord all of the items required under Section 14 (b) above. If Landlord exercises such right to terminate, Landlord shall be entitled to recover possession of, and Tenant shall surrender such portion of, the Premises (with appropriate demising partitions erected at the expense of Tenant) on the later of (I) the effective date of the proposed Transfer, or (ii) sixty days after the date of Landlord’s notice of termination. In the event Landlord exercises such right to terminate, Landlord shall have the right to enter into a lease with the proposed transferee without incurring any liability to Tenant on account thereof. If Landlord consents to any Transfer. Tenant shall pay to Landlord all rent and other consideration received by Tenant in excess of the Rent paid by Tenant hereunder for the portion of the Premises so transferred. Such rent shall be paid as and when received by Tenant. In addition, Tenant shall pay to Landlord reasonable attorneys’ fees and expenses incurred by Landlord in connection with any proposed Transfer, whether or not Landlord consents to such Transfer.

15. SURRENDER. Upon termination of the Term or Tenant’s right to possession of the Premises, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and damage by fire or other casualty excepted. If Landlord requires Tenant to remove any alterations pursuant to Section 9, then such removal shall be done in a good and workmanlike manner; and upon such removal Tenant shall restore the Premises to its condition prior to the installation of such alterations after request to do so by Landlord, Landlord may remove the same and restore the Premises, and Tenant shall pay the cost of such removal and restoration to Landlord upon demand. Tenant shall also remove its furniture, equipment, trade fixtures and all other items of personal property from the Premises prior to termination of the Term or Tenant’s right to possession of the Premises. If Tenant does not remove such items, Tenant shall be conclusively presumed to have conveyed the same to Landlord without further payment or credit by Landlord to Tenant; or at Landlord’s sole option such items shall be deemed abandoned, in which event Landlord may cause such items to be removed and disposed of at Tenant’s expense without notice to Tenant and without obligation to compensate Tenant.

16. DEFAULTS AND REMEDIES.

A. Default. The occurrence of any of the following shall constitute a default (a “Default”) by Tenant under this Lease:

(i) Tenant fails to pay any Rent when due and such failure is not cured within five days after notice from Landlord (which notice may be in the form of a Landlord statutory five-day notice);

(ii) Tenant fails to perform any other provision of this Lease and such failure is not cured within thirty days (or immediately if the failure involves a hazardous condition) after notice from Landlord;

(iii) The leasehold interest of Tenant is levied upon or attached under process of law;

(iv) Tenant or any guarantor of this Lease dies or dissolves, provided, in the case of dissolution of the Tenant, Tenant shall have the right to reinstate within 90 days;

(v) Tenant or any guarantor of this Lease sells or otherwise transfers a material portion of its assets, tangible or intangible, including customer lists, trade secrets, or any other property material to the conduct of Tenant’s business otherwise than in the ordinary course of business, to any person without the prior written consent of Landlord which will not be unreasonably withheld.

(vi) Tenant abandons or vacates the Premises; or

(vii) Any voluntary or involuntary proceedings are filed by or against Tenant or any guarantor of this Lease under any bankruptcy, insolvency or similar laws and, in the case of any involuntary proceedings, are not dismissed within 45 days after filing.

B. Right of Re-Entry. Upon the occurrence of a Default, Landlord may elect to terminate this Lease, or, without terminating this Lease, terminate Tenant’s right to possession of the Premises. Upon any such termination, Tenant shall immediately surrender and vacate the Premises and deliver possession thereof to Landlord. Tenant grants to Landlord the right to enter and repossess the Premises and to expel Tenant and any others who may be occupying the Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass and without relinquishing Landlord’s rights to Rent or any other right given to Landlord hereunder or by operation of law.

C. Reletting. If Landlord terminates Tenant’s right to possession of the Premises without terminating this Lease, Landlord must, subject to the provisions of the succeeding sentence, attempt to relet the Premises or any part thereof. In such case, Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord shall reasonably deem appropriate; provided, however, Landlord may first lease Landlord’s other available space and shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. Tenant shall reimburse Landlord for the reasonable costs and expenses of reletting the Premises. In addition, if the consideration collected by Landlord upon any such reletting, after payment of the expenses of reletting the Premises which have not been reimbursed by Tenant, is insufficient to pay monthly the full amount of the Rent, Tenant shall pay to Landlord the amount of each monthly deficiency as it becomes due. If such consideration is greater than the amount necessary to pay the full amount of the Rent, the full amount of such excess shall be retained by the tenant and shall in no event be payable to Landlord.

D. Termination of Lease. If Landlord terminates this Lease other than pursuant to Section 14 C hereof, Landlord may recover from Tenant and Tenant shall pay to Landlord, on demand, as and for liquidated and final damages, and accelerated lump sum amount equal to the amount by which Landlord’s estimate of the aggregate amount of rent owing from the date of such termination through the expiration date plus Landlord’s estimate of the aggregate expenses of reletting the Premises, exceeds Landlord’s estimate of the fair rental value of the Premises for the same period (after deducing from such fair rental value the time needed to relet the Premises and the amount of concessions which would normally be given to a new tenant) both discounted to present value at the rate most recently announced by the First National Bank of Chicago as its prime rate and shall be mitigated thereto.

E. Other Remedies. Landlord may but shall not be obligated to perform any obligation of Tenant under this Lease; and, if Landlord so elects, all costs and expenses paid by Landlord in forming such obligation, together with interest at the Default Rate, shall be reimbursed by Tenant to Landlord on demand. Any and all remedies set forth in this Lease; (I) shall be in addition to any and all other remedies Landlord may have at law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

F. Bankruptcy. If Tenant becomes bankrupt, the bankruptcy trustee shall not have the right to assume or assign this lease unless the trustee complies with all requirements of the United States Bankruptcy Code; and Landlord expressly reserves all of its rights, claims and remedies thereunder.

G. Waiver of Trial by Jury. Landlord and Tenant waive trial by jury in the event of any action, proceeding or counter claim brought by either Landlord or Tenant against the other in connection with this lease.

H. Venue. If either Landlord or Tenant desires to bring an action against the other in connection with this Lease, such action shall be brought in the federal or state courts located in Cook County, Illinois. Landlord and Tenant consent to the jurisdiction of such courts and waive any right to have such action transferred from such courts on the grounds of improper venue or inconvenient forum.

17. HOLDING OVER. If Tenant retains possession of the Premises after the expiration or termination of the Term of Tenant’s right to possession of the Premises, Tenant shall pay Rent during such holding over at 150% the rate in effect immediately preceding such holding over computed on a monthly basis for each month or partial month that Tenant remains in possession. Tenant shall also pay, indemnify and defend Landlord from and against all claims and damages, consequential as well as direct, sustained by reason of Tenant’s holding over. In addition, within 60 days after expiration or termination of the Term or Tenant’s right to possession of the Premises (provided in each case that Tenant remains in possession), Landlord may elect instead, by written notice to Tenant and not otherwise, to have such retention of possession constitute a renewal of this

Lease for one year from the fair market rental value of the Premises as reasonably determined by Landlord but in no event less than the Rent payable immediately prior to such holding over. The provisions of this Section do not waive Landlord’s right of re-entry or right to regain possession by actions at law or in equity or any other rights hereunder, and any receipt of a payment by Landlord shall not be deemed a consent by Landlord to Tenant’s remaining in possession or be construed as creating or renewing any lease or right of tenancy between Landlord and Tenant.

18. SECURITY DEPOSIT. Upon execution of this Lease, Tenant shall deposit the security deposit set forth in Item 8 of the Schedule (the “Security Deposit”) with Landlord as security for the performance of Tenant’s obligations under this Lease. Upon the occurrence of a Default, Landlord may use all or any part of the Security Deposit for the payment of any Rent or for the payment of any amount which Landlord may pay or become obligated to pay by reason on such Default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of such Default. If any portion of the Security Deposit is used, Tenant shall within five days after written demand therefore deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. In no event shall the Security Deposit be considered an advanced payment of rent, and in no event shall Tenant be entitled to use the Security Deposit for the payment of Rent. If no default by Tenant exists hereunder, the Security Deposit or any balance thereof shall be returned to Tenant within thirty days after the expiration of the Term and vacation of the Premises by Tenant. Landlord shall have the right to transfer the Security Deposit to any purchaser of the Building. Upon such transfer, Tenant shall look solely to such purchaser for return of the Security Deposit, and Landlord shall be relieved of any liability with respect to the Security Deposit.

19. SUBSTITUTION OF OTHER PREMISES. Not applicable.

20. ESTOPPEL CERTIFICATE. Tenant agrees that, from time to time upon not less than ten days’ prior request by Landlord, Tenant shall execute and deliver to Landlord a written certificate certifying: (I) that this Lease is unmodified and in full force and effective (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in possession of the Premises, if that is the case; (iv) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no off-sets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any off-sets or defenses, a full and complete explanation thereof); and (vi) such additional matters as may be reasonably requested by Landlord, it being agreed that such certificate may be relied upon by any prospective purchaser, mortgagee, or other person having or acquiring an interest in the Building. If Tenant fails to execute and deliver any such certificate within ten days after written request, Tenant shall be deemed to have irrevocably appointed Landlord and Landlord’s beneficiaries as Tenant’s attorneys- in- fact to execute and deliver such certificate in Tenant’s name.

21. SUBORDINATION. Tenant acknowledges that the Building and Premises are expressly subject to the lien of a Mortgage and Loan Agreement, dated as of January 15, 2001 (the “Mortgage”), between Landlord, as mortgagor, and Mid North Financial, as mortgagee. If any such mortgage (including the Mortgage) upon request of the mortgagee or holder, as the case may be, Tenant will attorn to the purchaser at the foreclosure sale. The foregoing provisions are declared to be self-operative and no further instruments shall be required to effect such subordination and/or attornment; provided, however, that Tenant agrees upon request by such mortgagee, holder or purchaser at foreclosure, to execute and deliver such subordination and/or attornment. If Tenant fails to execute and deliver any such instrument within ten days after request, Tenant shall be deemed to have irrevocably appointed Landlord as Tenant’s attorneys-in-fact to execute and deliver such instrument in Tenant’s name.

22. QUIET ENJOYMENT. As long as no Default exists, Tenant shall peacefully and quietly have and enjoy the Premises for the Term, free from interference by Landlord, subject, however, to the provisions of this Lease. The loss or reduction of Tenant’s natural light or view will not be deemed a disturbance of Tenant’s occupancy of the Premises nor will it affect Tenant’s obligations under this Lease or create any liability of Landlord to Tenant.

23. BROKER. Tenant represents to Landlord that Tenant has dealt only with the broker set forth in Item 9 of the Schedule (the “Broker”) in connection with this Lease and that, insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection herewith. Tenant agrees to indemnify, defend and hold Landlord and Landlord’s beneficiaries and agents harmless from and against any claims for a fee or commission made by any broker, other than the Broker, claiming to have acted by or on behalf of Tenant in connection with this Lease. Landlord agrees to pay the Broker a commission in accordance with a separate agreement between Landlord and the Broker.

24. NOTICES. Each notice, consent, request or other communication required or permitted by this Lease shall be in writing and shall be deemed “given” to a party on the first to occur of any of the following: (I) when delivered by hand to such party, (ii) when sent by “facsimile” to such party to the fax telephone number below, (iii) on the third business day after deposit in the U.S. Mail, postage prepaid and certified, addressed to the party to whom it is to be given at the address set forth below or (iv) on the first business day after proper and timely deposit, charges prepaid, with a nationally recognized next-day delivery service providing next-day service to the location of the recipient, addressed to such party at the address set forth below:

If to Landlord:

The Welsh Office Center LLC 1250 S. Grove Avenue #200 Barrington, IL 60010

If to Tenant:

Ubiquiti Networks 91 East Tasman Drive San Jose, CA 95134

25. MISCELLANEOUS.

A. Successors and Assigns. Subject to Section 14 of this Lease, each provision of this Lease shall extend to, bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns; and all references herein to Landlord and Tenant shall be deemed to include all such parties.

B. Entire Agreement. This Lease, and the riders and exhibits, if any, attached hereto which are hereby made a part of this Lease, represent the complete agreement between Landlord and Tenant; and Landlord has made no representations or warranties except as expressly set forth in this Lease. No modification or amendment of or waiver under this Lease shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant. Without limiting the generality of the foregoing, the parties hereto specifically acknowledge and agree that any lease executed by Landlord and Tenant or any of their predecessors, successors or assigns, which pertains to any other portion of the Building shall, on the Commencement Date, be validly terminated.

C. Time of Essence. Time is of the essence of this Lease and each and all of its provisions.

D. Execution and Delivery. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of space or an option for lease, and it is not effective until execution and delivery by both Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions set forth herein, which offer may not be revoked for five business days after such delivery.

E. Severability. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provisions.

F. Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Illinois.

G. Attorney’s Fees. If any action or actions are commenced for the breach of any covenants or conditions of this Lease, or for any Rent, or for any other action arising out of this Lease, or for the possession of said Premises, or if Landlord or Tenant necessarily intervenes in, or becomes a party to, or is made a party to, any action or actions accruing out of this Lease in order to protect its rights, then the losing party will pay to the prevailing party reasonable attorneys’ fees and costs in such action or actions.

H. Delay in Possession. In no event shall Landlord be liable to Tenant if Landlord is unable to deliver possession of the Premises to Tenant on the Commencement Date for causes outside Landlord’s reasonable control. If Landlord is unable to deliver possession of the premises to Tenant by the Commencement Date, the Commencement Date, and the Tenant’s obligation to pay rent hereunder, shall be deferred until Landlord can deliver possession to Tenant, and the Expiration Date shall be deferred for an equal number of days. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant within thirty (30) days after the Commencement Date, Tenant may terminate this Lease and neither party shall have any further rights or obligations under this Lease. In the event there is a delay in Possession Landlord will provide temporary office space to tenant at no cost to tenant.

I. Joint and Several Liability. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant’s obligations under this lease.

J. Force Majeure. Landlord shall not be in default hereunder and Tenant shall not be excused from performing any of its obligations hereunder if Landlord is prevented from performing any of its obligations hereunder due to any accident, breakage, strike, industry-wide shortage of materials, acts of God or other causes beyond Landlord’s reasonable control.

K. Demolition or Renovation. Landlord shall have the right to terminate this Lease upon 180 days’ prior notice to Tenant if Landlord intends to substantially renovate or demolish the Building or a substantial part thereof. Landlord will absorb all reasonable costs to lease substantially similar space for the duration of the lease period left on the original lease less the remaining lease payments per this agreement.

L. Captions. The headings and titles in this Lease are for convenience only and shall have no effect upon the construction or interpretation of this Lease.

M. No Waiver. No provision of this Lease will be deemed waived by either party unless it is expressly waived in writing signed by the waiving party. No waivers shall be implied by delay or any other act or omission by either party. No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to a subsequent matter relating to such provision and such party’s consent or approval respecting any action by the other party shall not constitute a waiver of the requirement for obtaining such party’s consent or approval respecting any such subsequent action. Acceptance of Rent by Landlord shall not constitute a waiver of any breach by Tenant of any term or provision of this Lease.

N. No Recording. Tenant shall not record this Lease or a memorandum of this Lease in any official records.

O. Limitation of Liability. Any liability of Landlord under this Lease shall be limited solely to its interest in the Building, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year written below.

The Welsh Office Center, LLC., Landlord

By:	/s/ Donald Crotty
Donald Crotty, Managing Member

Date:	7-14-2010

UBiQUiTi Networks

By:	/s/ John Ritchie
Title:	CFO

Date:	7/13/2010

TENANT IMPROVEMENTS COMPLETED BY LANDLORD

•	Re-Paint entire suite and clean carpet in east office area

•	Remove section of demising wall to allow access into both suites

•	Construct 5 new offices in East office area as discussed

•	Reduce size of the kitchen area and increase the size of the conference room area as discussed

•	Remove offices in west office area and retain data room and office directly to the west of the data room

•	Replace any stained ceiling tiles throughout suite

EXHIBIT A

Rules and Regulations

1. Tenant shall not make any room-to-room canvas to solicit business from other tenants in the Building and shall not exhibit, sell or offer to sell, use, rent or exchange any item or service in or from the Premises unless ordinarily included within Tenant’s use of the Premises as specified in the Lease, except as approved by Landlord in writing. Such approval shall not be unreasonably withheld or delays.

2. Tenant shall not make any use of the Premise which may be dangerous to person or property or which shall increase the cost of insurance or require additional insurance coverage.

3. Tenant shall not paint, display, inscribe or affix any sign, picture, advertisement, notice, lettering or direction or install any lights on any part of the outside or inside of the Building, other than the Premises, and then not on any part of the inside of the Premises which can be seen from outside the Premises, except as approved by Landlord in writing.

4. Tenant shall not use the name of the Building in advertising or other publicity, except as the address of its business, and shall not use pictures of the Building in advertising or publicity.

5. Tenant shall not obstruct or place objects on or in sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in and about the building. Tenant shall not place objects against glass partitions or doors or windows or adjacent to any open common space which would be unsightly from the Building corridors or from the exterior of the Building.

6. Bicycles shall not be permitted in the Building other than in locations designated by Landlord.

7. Tenant shall not allow any animals, other than seeing eye dogs, in the Premises or the Building.

8. Tenant shall not disturb other tenants or make excessive noises, cause disturbances, create excessive vibrations, odors or noxious fumes or use or operate any electrical or electronic devices or other devices that emit excessive sound waves or are dangerous to other tenants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, and shall not place or install any projections, antennae, aerials, or similar devices outside of the Building or the Premises.

9. Tenant shall not waste electricity or water and shall cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air conditioning and shall refrain from attempting to adjust any controls except for the thermostats within the Premises. Tenant shall keep all doors to the Premises closed.

10. Unless Tenant installs new doors to the Premises, Landlord shall furnish two sets of keys for all doors to the Premises at the commencement of the Term. Tenant shall furnish Landlord with duplicate keys for any new or additional locks on doors installed by Tenant. When the Lease is terminated, Tenant shall deliver all keys to Landlord and will provide to Landlord the means of opening any safes, cabinets or vaults left in the Premises.

11. Except as otherwise provided in the Lease, Tenant shall not install any signal, communication, alarm or other utility or service system or equipment without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

12. Tenant shall not use any draperies or other window coverings instead of or in addition to the Building standard window coverings designated and approved by Landlord for exclusive use throughout the Building.

13. Landlord may require that all persons who enter or leave the Building identify themselves to watchmen, by registration or otherwise. Landlord, however, shall have no responsibility or liability for any theft, robbery or other crime in the Building. Tenant shall assume full responsibility for protecting the Premises, including keeping all doors to the Premises locked after the close of business.

14. Tenant shall not overload floors; and Tenant shall obtain Landlord’s prior written approval as to size, maximum weight, routing and location of business machines, safes and other heavy objects. Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises.

15. In no event shall Tenant bring into the Building inflammables such as gasoline, kerosene, naphtha and benzene, or explosives or firearms or any other articles of an intrinsically dangerous nature.

16. Furniture, equipment and other large articles may be brought into the Building only at the time and in the manner designated by Landlord. Tenant shall furnish Landlord with a list of furniture, equipment and other large articles which are to be removed from the Building, and Landlord may require permits before allowing anything to be moved in or out of the Building. Movements of Tenant’s property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant.

17. No person or contractor, unless approved in advance by Landlord, shall be employed to do janitorial work, interior window washing, cleaning, decorating or similar services in the Premises.

18. Tenant shall not use the Premises for lodging, cooking (except for microwave reheating and coffee makers) or manufacturing or selling any alcohol beverages or for any illegal purposes.

19. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

20. Tenant shall cooperate and participate in all reasonable security programs affecting the Building.

21. Tenant shall not loiter, eat, drink, sit or lie in the lobby or other public areas in the Building. Tenant shall not go onto the roof of the Building or any other non-public areas of the Building (except the Premises), and Landlord reserves the rights to control the public and non-public areas of the Building. In no event shall Tenant have access to any electrical, telephone, plumbing or other mechanical closets without Landlord’s prior written consent.

22. Tenant shall not use the freight or passenger elevators, loading docks or receiving areas of the Building except in accordance with regulations for their use established by Landlord.

23. Tenant shall not dispose of any foreign substances in the toilets, urinals, sinks or other washroom facilities, nor shall Tenant permit such items to be used other than for their intended purposes; and Tenant shall be liable for all damage as a result of a violation of this rule.

24. If Tenant designates non-smoking areas in the Premises, Tenant shall also designate sufficient smoking areas in the Premises for its employees, and in no event shall Tenant allow its employees to use the public areas of the Building and smoking areas.